UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 25, 2009

LIVE CURRENT MEDIA INC.
(Exact name of Registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	000-29929 (Commission File Number)	88-0346310 (IRS Employer Identification Number)

375 Water Street, Suite 645
Vancouver, British Columbia V6B 5C6
(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 453-4870

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by the Company from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

The following discussion provides only a brief description of the documents described below.  The full text of the agreements is attached to this Current Report as exhibits.  The discussion below is qualified in its entirety by the full text of the agreements.

Item 1.01       Entry into a Material Definitive Agreement

On March 31, 2009 Live Current Media Inc. (the “Company”), Global Cricket Ventures Pte. Ltd. (“GCV”), an entity which is partially owned by the Company, and the Board of Control for Cricket in India (“BCCI”) entered into a Novation Agreement (the “Novation”) pursuant to which GCV was granted all of the Company’s rights, and assumed all of the Company’s obligations, under that certain Memorandum of Understanding (the “Original Agreement”) dated April 16, 2008 that had been executed by the Company and the BCCI, acting for and on behalf of its separate subcommittee unit known as the Indian Premier League.

On August 25, 2009 GCV entered into an Assignment and Assumption Agreement (the “Assignment”) with Global Cricket Ventures Limited (Mauritius) (“Mauritius”), an entity unrelated to the Company or its affiliates.  The Assignment is dated August 20, 2009.  Pursuant to the Assignment, GCV transferred and assigned to Mauritius all of GCV’s right, title and interest in and to the Original Agreement, as amended by the Novation, and Mauritius accepted the assignment and assumed and agreed to be liable for all past and future obligations and liabilities of GCV arising under, pursuant to or in connection with the Original Agreement, as amended by the Novation.

In conjunction with the Assignment, on August 25, 2009 Domain Holdings Inc., the Company’s subsidiary (“DHI”), entered into the Cricket.com Lease and Transfer Agreement (the “Lease”) with Mauritius.  The Lease is dated August 20, 2009.  Pursuant to the Lease, DHI leased to Mauritius the cricket.com domain name, the cricket.com website (the “Website”), and certain support services in exchange for the payment of $1 million (the “Purchase Price”) plus the expenses described below.  The Purchase Price is to be paid in 4 equal installments, each of $250,000.  The first installment is to be paid within 2 days of the execution of the Lease and the remaining 3 installments are to be paid on a quarterly basis.  Upon the payment of the final installment and the expenses described below, DHI will assign to Mauritius all rights, title and interest in the Website, the cricket.com domain name and the registration thereof, all trademarks, services marks and logos that incorporate the term cricket.com and the goodwill (if any) associated with the foregoing.

In order to faciliate the transfer of the Website, DHI has agreed to provide Mauritius with support services for a period of no more than 6 months (the “Transition Period”).  In exchange for the support services, Mauritius has agreed to the payment of certain expenses related to the support services including (i) direct costs incurred by DHI for maintaining the Website, (ii) rent and overhead costs in the amount of $2,500 per month, (iii) employee related costs, and (iv) severance costs (not to exceed $60,000) related to the termination of employees whose employment will be terminated as a result of the transfer of the Website, as described below.  In addition, Mauritius has agreed that, prior to the expiration of the Transition Period, it will either enter into an employment agreement with Mark Melville, our President and Chief Corporate Development Officer, or pay any severance costs related to his termination without cause (with the exception of special bonus payments), in accordance with the terms of his employment agreement with the Company.

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Also, on August 27, 2009 the Company entered into a Settlement Agreement and Release with Harjeet Taggar and a Settlement Agreement and Release with Kulveer Taggar.  In this discussion, Harjeet Taggar and Kulveer Taggar are collectively referred to as the “Taggars” and the agreements are collectively referred to as the “Releases”.  By executing the Releases, the Taggars release the Company and its affiliates and other parties from all claims, including (i) claims related to the termination of their employment as a result of the transfer of the Website and (ii) claims related to the payments, including the issuance to each of the Taggars in March 2010 and March 2011 of 91,912 shares of the Company’s common stock, which are due to be made pursuant to that certain Agreement and Plan of Merger dated March 25, 2008 (the “Merger Agreement”).  In exchange for the Releases, each of the Taggars will be paid the sum of $30,000 in severance and $150,400.80 for the payments remaining due under the Merger Agreement (the “Merger Settlement”).  The Merger Settlement, which represents a 10% discount from the total owed pursuant to the Merger Agreement, will be paid in installments.  An initial payment of $37,600.20 is to be paid within 7 days of the execution of the Releases.  The balance of $112,800.60 will be paid on October 1, 2009.  If the Company fails to pay the installment due on October 1, 2009, the unpaid balance will accrue simple interest at the rate of 10% per annum until paid.  The severance payments will be paid in a lump sum.

Item 1.02       Termination of a Material Definitive Agreement

The information included in Item 1.01 is incorporated herein by reference.  As of August 25, 2009, neither the Company nor any of its affiliates was a party to the Original Agreement.

Item 2.01       Completion of Acquisition or Disposition of Assets

The information included in Item 1.01 is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits

Exhibit 10.1                      Assignment and Assumption Agreement between Global Cricket Venture Pte. Ltd. and  Global Cricket Ventures Limited (Mauritius)
Exhibit 10.2                      Cricket.com Lease and Transfer Agreement*
Exhibit 10.3                      Settlement Agreement and Release between Live Current Media Inc. and Harjeet Taggar
Exhibit 10.4                      Settlement Agreement and Release between Live Current Media Inc. and Kulveer Taggar
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* A portion of this exhibit has been redacted. The redacted portion is the subject of a confidential treatment request filed with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE CURRENT MEDIA INC.

By:	/s/ C. Geoffrey Hampson
C. Geoffrey Hampson
Chief Executive Officer
Dated: August 31, 2009

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